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                                                                   Exhibit 10.28


                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 10th day of February, 2002, by and between Ventas, Inc., a Delaware corporation (the "Company"), and Paragon Consulting Group, LLC, a Michigan limited liability company (the "Consultant").

                                R E C I T A L S:
                                ---------------

                  WHEREAS, the Company desires to obtain the asset management advisory services of and obtain certain restrictive covenants from the Consultant, as described below, and the Consultant is willing to cause DeAnn O'Donovan ("O'Donovan") to provide such services to the Company and is willing to agree to such restrictive covenants, on the terms and for the consideration set out below; and

                  WHEREAS, the Consultant and the Company desire to embody in this Agreement the terms and conditions of the Consultant's engagement by the Company, which terms and conditions shall supersede all prior oral and written agreements, arrangements and understandings relating to the Consultant's services.

                  NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                  1. ENGAGEMENT: The Company hereby agrees to engage the Consultant, and the Consultant does hereby accept its engagement with the Company and agrees to serve the Company and agrees to cause O'Donovan to exclusively serve the Company, in the capacities, for the term, and subject to the terms and conditions, as herein contained, including Section 9(a) hereof.

                  2. TERM: The consulting services to be provided by the Consultant to the Company pursuant to this Agreement shall commence as of February 18, 2002 (the "Commencement Date") and shall continue for twelve (12) months thereafter, subject to earlier termination only as provided for in
Section 7 hereof ( the "Term").

                  3. DUTIES:

                  (a) Consultant hereby acknowledges and agrees that the services to be provided by Consultant under this Agreement must be performed solely and exclusively by O'Donovan. During the Term of this Agreement, subject to the limitation set forth in Section 3(b), the Consultant agrees, and agrees to cause O'Donovan, to furnish to the Company the Consultant's best advice, information, judgment and knowledge for the management of the Company's assets, including without limitation, the following responsibilities and duties:

                  (i) Defining, establishing and implementing a strategic plan that will initially document and catalogue existing asset information leading to the development of a

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         sustainable, value added and structured asset management function;
         establishing and documenting policies and procedures with scale to effectively monitor existing assets as well as those added through portfolio acquisitions and/or merger and acquisition transactions.

                  (ii) Instilling a culture and discipline that will result in a seamless asset management function with the common goal of increasing profitability and managing volatility within the portfolio.

                  (iii) In a cost-effective manner, thoroughly researching and presenting recommendations to acquire scaleable technology system to monitor operations; creating baselines by state with information required to accurately review historical and present asset performance.

                  (iv) Building relationships with tenants and staff; developing a knowledge base of the real estate portfolio via on-site visits and in-person meetings with operators.

                  (v) Through effective communication, monitoring tenants compliance with their obligations under the agreements set forth; actively reviewing and monitoring tenant covenants and immediately addressing issues that arise.

                  (vi) Evaluating current systems and recommending changes if necessary such as determining whether third party execution or in-house monitoring of tax payments, rent collection etc. would be most cost effective.

                  (vii) Advising senior management on all lease rollovers while maximizing value and providing local market information and dynamics required to recommend proposed terms.

                  (viii) Monitoring the financial and functional status of assets; ensuring complete, timely and accurate monthly reporting to senior management and ultimately shareholders.

                  (ix) Based on the overall organization goals and profitability measures, making cost effective recommendations to senior management regarding the building of the asset management team including annual budgeting, forecasting and hiring.

The Company shall provide Consultant with administrative and financial analyst support adequate to enable Consultant to accomplish the foregoing objectives. During the Term, the Company shall also provide O'Donovan an office in the Company's Chicago, Illinois or Louisville, Kentucky office.

         (b) The Consultant shall cause O'Donovan to provide such services to the Company during normal business hours on all business days during the Term; provided however O'Donovan shall also be generally available to provide services after normal business hours and on weekends as reasonably required by the Company. O'Donovan may be unavailable to provide services under this Agreement for up to, but not exceeding, fifteen (15) business days in aggregate during the Term provided that she shall not be unavailable for more than five (5)


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business days consecutively. O'Donovan shall be located at either of the
Company's offices in Chicago, Illinois or Louisville, Kentucky or traveling on the Company's business at least three (3) business days per week, as directed by the Company. O'Donovan shall report directly to John C. Thompson, Executive Vice President - Chief Investment Officer, or such other executive officer designated by the Company.

         4. FEES

                  A) CONSULTING FEE: The Company shall pay the Consultant, and the Consultant hereby agrees to accept as payment for all consulting services rendered hereunder (the "Consulting Fee"), an amount equal to $13,333.33 per month, payable in arrears on the 18th day of each month, provided that if the 18th of a month is not a business day then on the first business day preceding the 18th day of that month. If the Term shall be terminated prior to expiration under Section 7 hereof, the Company shall pay the Consulting Fee to and including the date of such termination.

                  (B) SUCCESS FEE: At the end of the Term, the Company, in its sole and absolute discretion, may pay the Consultant a success fee based upon the Consultant's performance during the Term.

         5. INDEPENDENT CONTRACTOR STATUS: The Consultant will perform its obligations and duties under this Agreement solely as an independent contractor performing work for the Company, doing so in the manner determined by the Consultant, subject to applicable objectives set by the Company, and not as an agent or employee of, or joint venturer with, the Company. Except as otherwise provided in Section 6, the Consultant and its designees, including O'Donovan, shall not, by reason of this Agreement, acquire any benefits, privileges or rights under any benefit plan maintained by the Company or its subsidiaries or affiliates for the benefit of their employee including, without limitation, (a) any pension or profit-sharing plans or (b) any plans providing medical, dental, disability or life insurance protection. The Consultant shall be solely responsible for the payment of any federal, state and local taxes applicable to the fees and expenses paid or payable by the Company in connection with the Consultant's engagement. The Consultant hereby agrees to indemnify and hold the Company harmless against any liability, cost or expense incurred by the Company for failure to satisfy any payment of any federal, state and local taxes applicable to the fees and expenses paid or payable by the Company in connection with this Agreement.

         6. EXPENSES AND BENEFITS: Upon presentation of expense statements or vouchers and such other supporting information as the Company may reasonably request, and in accordance with such policies set forth by the Company for its executives, the Company shall pay or reimburse the Consultant for all reasonable travel, entertainment, lodging, home office (such as long distance, office supplies and courier delivery services, but excluding any rent) and other expenses incurred by the Consultant in connection with the performance of its services under this Agreement, including coach class travel and lodging expenses related to O'Donovan's location at the Company's offices in Louisville and Chicago, provided, however, that the Consultant must obtain prior written approval from the Company with respect to all individual expenditures exceeding two thousand dollars ($2,000). Company shall provide O'Donovan with a cell phone (including long distance) and laptop computer for her use during the Term.


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         7. TERMINATION: This Agreement and the engagement of the Consultant hereunder shall terminate on the first to occur of the following events or conditions:

         (a) The expiration of the Term specified in Section 2.

         (b) The death or total and permanent disability of O'Donovan.

         (c) The Consultant's providing 60 days' prior written notice to the Company of its voluntary termination of its engagement by the Company; provided, however, that the Consultant hereby agrees not to give such notice for a three-month period commencing on the Commencement Date.

         (d) The Company's providing 60 days' prior written notice to the Consultant of its voluntary termination of the Consultant's engagement with the Company, provided, however, that the Company hereby agrees not to give such notice for a three-month period commencing on the Commencement Date.

Notwithstanding the foregoing, (1) the Company may terminate the Consultant's engagement under this Agreement at any time on less than 60 days' prior written notice if such termination shall be for "Cause" and (2) the Consultant may terminate this Agreement at any time on less than 60 days' prior written notice after a material breach of the terms of this Agreement by the Company which remains uncured seven (7) days after written notice of such breach from the Consultant to the Company. "Cause" shall mean (a) the failure of O'Donovan to perform the duties and responsibilities set forth in Section 3(a) above; (b) a material breach of the terms of this Agreement by the Consultant or O'Donovan and such breach remains uncured for seven (7) days after written notice of such breach from the Company to the Consultant and O'Donovan; or (c) the commission of any of the following by the Consultant or O'Donovan: the commission of any act of fraud or embezzlement, any unauthorized use or disclosure of the Company's confidential information, or any intentional wrongdoing involving the Company.

         8. INDEMNIFICATION: The Company hereby agrees to (1) indemnify and hold the Consultant and O'Donovan harmless against any liability, cost or expense arising out of the Consultant's or O'Donovan's association with the Company to the full extent legally permissible under the Delaware General Corporation Law, as may be amended from time to time; and (2) advance to the Consultant or O'Donovan the cost of defending any such action against them on such terms and conditions as the Board of Directors of the Company shall deem appropriate; provided, however, that the Company shall not be required to indemnify the Consultant and O'Donovan for any liability, cost or expense arising from or relating to the Consultant's or O'Donovan's gross negligence or willful misconduct.


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         9. RESTRICTIVE COVENANTS:

         (a) NONCOMPETE: During the Term, the Consultant and O'Donovan (collectively, the Consultant, for purposes of this Section 9) shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in a business which is in competition with the business of the Company as presently conducted (the "Business"); provided that such provision shall not apply to the acquisition by the Consultant, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Consultant does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation, or (2) the performance of pre-existing, contractually obligated services to Omega Healthcare Investors, Inc., a Maryland corporation, which pre-existing obligations shall not interfere with Consultant's or O'Donovan's performance and compliance with the terms of this Agreement.

         (b) NONSOLICITATION: During the Term and for one (1) year following the expiration of the Term, the Consultant shall not, directly or indirectly, for itself or for any other person, firm, corporation, partnership, association or other entity (i) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (ii) call on or solicit any of the actual or, to the Consultant's knowledge, targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the Business of the Company, nor shall the Consultant make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of the Consultant's duties under this Agreement.

         (c) CONFIDENTIALITY: The Company's Confidential Information (as defined below) is the property of the Company, and its use, misappropriation or disclosure will constitute a breach of trust and cause irreparable injury or harm to the Company and to its strategic and competitive position. It is essential to the protection of the Company's business and good will and to the maintenance of the Company's strategic and competitive position that the Confidential Information be kept secret and confidential and that Consultant not disclose the Confidential Information to any other person or entity or use the Confidential Information to its own advantage or the advantage to others. Consultant shall not, without the prior written consent of the Company, comment to or talk, speak or otherwise communicate with the media in any manner on any matter directly or indirectly relating to or regarding Company.

         Consultant agrees that it will not disclose or make available to anyone for use outside the Company's organization at any time any of the Company's Confidential Information, whether or not developed by it, except to the extent that such information (i) is or becomes


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generally available to the public other than as a result of a disclosure by
Consultant in violation of this Agreement, (ii) was available to Consultant on a non-confidential basis prior to the date hereof, or (iii) is required to be disclosed pursuant to a court order or other legal process (provided Consultant gives the Company notice of such obligation when it receives notice of such obligation and prior to any disclosure pursuant to such obligation affords the Company the opportunity and cooperates with the Company in any efforts by the Company to limit the scope of such obligation and/or to obtain confidential treatment of any material disclosed pursuant to such obligation).

                  For purposes of this Agreement, the term "Confidential Information" includes information of any nature and in any form which at the time or times concerned is not generally known to the public and which relates to any one or more of (i) the Company's business or assets, (ii) actual or potential products of the Company, (iii) the Company's strategies or potential liabilities, including, but not limited to, information protected by the Company's attorney/client, work product, or tax advisor/audit privilege, (iv) tax matters and information, (v) negotiations with third parties, (vi) methods, policies, processes, formulas, techniques, know-how and other knowledge, (vii) trade practices or trade secrets, (viii) financial statements or financial matters, (i) customers, lists of customers or customers' purchases, (ix) lists of representatives, (x) requirements for systems, programs, machines, or other equipment, (xi) information regarding Company's bank accounts, credit agreement, or financial projections information, (xii) information regarding the Company's tenants, subtenants, managers or operators and (xiii) information regarding the Company's directors or officers or their personal affairs.

         (d) RETURN OF PROPERTY AND INFORMATION: After termination of the engagement, the Consultant shall return to the Company all Company property and proprietary information of the Company in the Consultant's possession.

         (e) ACKNOWLEDGMENT: The Consultant acknowledges and confirms that (i) the restrictive covenants contained in this Section 9 are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Section 9 (including without limitation the length of the term of the provisions of this Section 9) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Consultant further acknowledges and confirms that its full, uninhibited and faithful observance of each of the covenants contained in this
Section 9 will not cause it any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair its ability to obtain employment commensurate with its abilities and on terms fully acceptable to it or otherwise to obtain income required for the satisfaction of the needs of its creditors. The Consultant acknowledges and confirms that its special knowledge of the business of the Company is such as would cause the Company serious injury or loss if it were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 9. The Consultant further acknowledges that the restrictions contained in this Section 9 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

         (f) REFORMATION BY COURT: In the event that a court of competent jurisdiction shall determine that any provision of this Section 9 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this


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Section 9 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

         (g) SURVIVAL: The provisions of this Section 9 shall survive the termination of this Agreement, as applicable.

         (h) INJUNCTION: It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in this
Section 9 will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this
Section 9 by the Consultant or any of its affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         10. CONSULTANT REPRESENTATIONS: The Consultant hereby represents to the Company that it is aware of no legal obligation inconsistent with the terms of this Agreement or with the Consultant's undertaking of its engagement with the Company.

         11. SUCCESSORSHIP: This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any corporate successor by merger or consolidation; and as used herein, the term "Company" shall include such successors or assigns, and any corporate subsidiary or affiliate of the Company. The services to be provided by the Consultant under this Agreement are personal to Company and shall not be assignable by the Consultant without the prior written consent of the Company.

         12. ENTIRE AGREEMENT: This Agreement contains the entire Agreement of the parties relating to and supersedes all prior oral or written agreements relating to the consulting subject matter hereof, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         13. NOTICE: Any notice or request required or permitted under this Agreement shall be in writing and given or made by postage paid, registered or certified mail, return receipt requested, addressed to the Company or the Consultant at its then principal place of business, or the Consultant at its address last given to the Company, or to any party hereto at such other address last given to the Company, or to any party hereto at such other address or addresses as such party may from time to time specify for such purposes in a notice similarly given to the other parties.

         14. APPLICABLE LAWS: This Agreement is made and is to be performed in the State of Kentucky and shall be construed and enforced in accordance with the laws of the State of Kentucky. Consultant and O'Donovan hereby consent to jurisdiction in the State of Kentucky.


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         15. SECURITIES WARNING: Consultant and O'Donovan acknowledge that they are aware that federal and many state securities laws prohibit any person who has received from an issuer material, non-public information, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         16. ACKNOWLEDGMENT: IN WITNESS WHEREOF, the Company and the Consultant have each caused this Agreement to be executed by its officer thereunder duly authorized as of the day and year first written above.

                                            VENTAS, INC.


                                            By:  /s/ John C. Thompson
                                                 -------------------------
                                            Its:  Executive Vice President



                                            PARAGON CONSULTING GROUP, LLC

                                            By:  /s/ DeAnn O'Donovan
                                                 -------------------------
                                            Its: Principal

                                            DeAnn O'Donovan

                                            /s/ DeAnn O'Donovan
                                            ------------------------------


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